Exhibit 99(g)
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (the registrant) Certification Of Periodic Report

I, James L. Robo, President of ESI Northeast Energy GP, Inc. (equivalent to the Chief Executive Officer of registrant) as Administrative General Partner of North Jersey Energy Associates, a limited partnership certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: November 13, 2002

JAMES L. ROBO

James L. Robo President (equivalent to the Chief Executive Officer) ESI Northeast Energy GP, Inc. as Administrative General Partner of North Jersey Energy Associates, a limited partnership